Exhibit 10.1

AMENDMENT NO. 1 TO

REPTRON ELECTRONICS, INC.

2006 INCENTIVE COMPENSATION PLAN

Effective September 19, 2006, the Compensation Committee hereby amends the Reptron Electronics, Inc., 2006 Incentive Compensation Plan (the “Plan”) as provided below.

1. Section D Under Plan Guidelines.

Section D of the Plan under the caption Plan Guidelines is hereby amended to add the following sentence after the first sentence in Section D:

“For purposes of the Plan and at the sole discretion of the Compensation Committee the calculation of the Company’s consolidated 2006 pre-tax earnings shall exclude extraordinary items and discontinued operations.”

2. Amendment to Section A Plan Components.

Section A.3 of the Plan under the caption Plan Components is hereby deleted in its entirety and the first sentence of Section A.2 of the Plan under the caption Plan Components is hereby amended to read as follows:

“Facility Management team at the Tampa, Gaylord, Hibbing and Freemont facilities:”

3. Amendment to Facility Management Table for 2006

The facilities management table for 2006 in Section A of the Plan under the caption Plan Components is hereby amended to delete the titles of President – ROMD and Vice President – ROMD.

4. Senior Management/Category III Employees.

The Category III Employees table in Section C of the Plan under the caption Plan Components is hereby amended to add VP - ROMD, Freemont to the table.

5. Except for the changes to the Plan reflected by the above amendment, all provisions of the Plan are unchanged and shall remain in full force and effect.

Approved and executed as of this 19th day of September, 2006.

/s/ Robert Bradshaw
Robert Bradshaw, Chairman
Compensation Committee

1 - AMENDMENT NO. 1 TO 2006 INCENTIVE COMPENSATION PLAN